CUSIP No. 922107107	13D	Page 1 3 of 13 Pages

Exhibit A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned persons agree and consent to the joint filing on their behalf of the Statement on Schedule 13D, including any amendments thereto, in connection with shares of common stock of Vapotherm, Inc., and that this agreement shall be included as an Exhibit to Schedule 13D. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D and any amendments thereto.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on September 2, 2020.

Vapotherm Investors, LLC		3x5 Partners, LLC

By:	3x5 Partners, LLC,
	its managing member	By:	/s/ Anthony L. Arnerich
By:	/s/ Anthony L. Arnerich		Name: Anthony L. Arnerich Title: Managing Member
Name: Anthony L. Arnerich
Title: Managing Member

3x5 Special Opportunity Fund, L.P.		3x5 Special Opportunity Partners, LLC

By:	3x5 Special Opportunity Partners, LLC,	By:	3x5 Special Opportunity Partners, LLC
	its general partner		its member
By:	3x5 Partners, LLC its member	By:	/s/ Anthony L. Arnerich
Name: Anthony L. Arnerich Title: Managing Member
By:	/s/ Anthony L. Arnerich
Name: Anthony L. Arnerich
Title: Managing Member

Arnerich 3x5 Special Opportunity Managers, L.P.			/s/ Nicholas T. Walrod
By:	3x5 Partners, LLC		Nicholas T. Walrod
its general partner

By:	/s/ Anthony L. Arnerich
Name: Anthony L. Arnerich
Title: Managing Member

/s/ Anthony L. Arnerich
Anthony L. Arnerich

[Signature Page to Joint Filing Agreement]